UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    [ X ]

Filed by a Party other than the Registrant    [     ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ X ]	Definitive Additional Materials

[ ]	Soliciting Material under § 240.14a-12

DAYBREAK OIL AND GAS, INC.

(Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule0-11 (set forth the amount on which the filing fee is calculated and state how it wasdetermined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify thefiling for which the offsetting fee was paid previously.  Identify the previous filing by registrationstatement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Shareholder Name
Shareholder Address
City, State, Zip

IMPORTANT ANNUAL SHAREHOLDERS' MEETING
INFORMATION - YOUR VOTE COUNTS!

Daybreak Oil and Gas, Inc. Annual Shareholder Meeting Notice	COMPANY NUMBER	CONTROL NUMBER

Important Notice Regarding the Availability of Proxy Materials for the
Daybreak Oil and Gas, Inc. Annual Meeting of Shareholders to be Held on July 16, 2009.

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet.  Follow the instructions below to view the materials and vote online or request a copy.  The items to be voted on and location of the annual meeting are on the reverse side.  Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.  The proxy statement and annual report to shareholders on Form 10-K are available at:

www.envisionsreports.com/DBRM

Easy Online Access - A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/DBRM to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a paper or email copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed on the reverse side on or before July 6, 2009 to facilitate timely delivery.

Daybreak Oil and Gas, Inc. Annual Shareholder Meeting Notice

The Annual Meeting of Shareholders of Daybreak Oil and Gas, Inc. will be held on Thursday, July 16, 2009, at 11:00 a.m., (PDT), at 601 W. Main Avenue Spokane, Washington 99201.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors; Nominees:

01 - Wayne G. Dotson	02 - Dale B. Lavigne	03 - Ronald D. Lavigne
04 - Timothy R. Lindsey	05 - James F. Meara	06 - James F. Westmoreland

2.	Ratification and approval of Malone & Bailey, PC as our independent public accountants for the fiscal year ending February 28, 2010.

3.	Approval of the Amended and Restated Articles of Incorporation.

4.	In the discretion of the proxies, Karol L. Adams and Thomas C. Kilbourne, upon such other matters as may properly come before the meeting.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card.  If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Daybreak Oil and Gas, Inc. Annual Meeting

601 W. Main Ave.
Spokane, WA 99201
(Washington Mutual Bank Building)
Basement level conference room

From I-90 (Eastbound):
Take I-90 east to exit #280/MAPLE ST/LINCOLN ST. Continue (East) on W 5TH AVE to Maple St (2nd traffic light). Turn left (North) on Maple St. Get into right hand lane. Turn right (East) on Third Avenue. Turn Left (North) on LINCOLN ST. Turn Right (East) on W MAIN AVE. Arrive at 601 W MAIN AVE., on the Right.

From I-90 (Westbound):
Take I-90 west to exit #280B/LINCOLN ST. Continue (North) on LINCOLN ST. and turn Right (East) on W MAIN AVE. Arrive at 601 W MAIN AVE., on the Right.

Parking:
Parking is available in the Parkade Building located on the southeast corner of W. Main Avenue and Howard Street. This is directly across the street from the east side of the Washington Mutual Financial Center Building. Entrance to the Parkade is from W Main Avenue just past Howard Street.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.  If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

> Internet - Go to www.envisionreports.com/DBRM.  Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

> Telephone - Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

> Email – Send email to investorvote@computershare.com with “Proxy Materials Daybreak Oil and Gas, Inc. on the subject line.  Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials.  You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by July 6, 2009.